Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Registration Nos. 333-214817, 333-220015, 333-225003 and 333-232230) and on Form F-3 (Registration Nos. 333-219614 and 333-229083) of Quoin Pharmaceuticals Ltd. of our report dated April 13, 2022 relating to the consolidated financial statements of Quoin Pharmaceuticals Ltd. for the year ended December 31, 2021 included in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Friedman LLP

East Hanover, New Jersey

April 13, 2022